UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2014

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-10962

DELAWARE	95-3797580
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2180 Rutherford Road, Carlsbad, CA 92008-7328

(Address of principal executive offices)              (Zip Code)

(760) 931-1771

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: NOT APPLICABLE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2014, Callaway Golf Company (the “Company”) entered into a Third Amendment (the “Third Amendment”) to the Second Amended and Restated Loan and Security Agreement among the Company, Callaway Golf Sales Company, Callaway Golf Ball Operations, Inc. (collectively with the Company and Callaway Golf Sales Company, the “U.S. Borrowers”), Callaway Golf Canada Ltd. (the “Canadian Borrower”), Callaway Golf Europe Ltd. (“the U.K. Borrower”, and together with the U.S. Borrowers and the Canadian Borrower, the “Borrowers”), Callaway Golf Interactive, Inc. and Callaway Golf International Sales Company (collectively with Callaway Golf Interactive, Inc., the “U.S. Guarantors”) and Callaway Golf European Holding Company Limited (the “U.K. Guarantor” and collectively with the U.S. Guarantors, the “Guarantors”), Bank of America, N.A., as administrative agent and security trustee and certain financial institutions as lenders (as so amended, the “ABL Facility”). The ABL Facility provides a senior secured asset-based revolving credit facility of up to $230 million, comprising a $160 million U.S. facility (of which $20 million is available for letters of credit), a $25 million Canadian facility (of which $5 million is available for letters of credit) and a $45 million U.K. facility (of which $2 million is available for letters of credit), in each case subject to borrowing base availability under the applicable facility.

The interest rate applicable from time to time to outstanding loans under the ABL Facility is, at the Company’s option, equal to:

(a) a base rate for loans under the U.S. facility equal to the sum of (i) the greater of (A) the prime rate announced by Bank of America from time to time, (B) the Federal Funds Rate, plus 0.50% or (C) LIBOR for a 30-day interest period, plus 1%, plus (ii) an applicable margin ranging from 0.75% to 1.25% depending on the Company’s “availability ratio” (as defined below);

(b) a prime rate for U.S. dollar-denominated loans under the Canadian facility equal to the sum of (i) the greater of (A) the prime rate announced by Bank of America (Canada) from time to time, (B) the rate of interest charged by the Bank of Canada on one-day loans to financial institutions, plus 0.50% or (C) the average rate applicable to Canadian Dollar Bankers’ Acceptances with a one-month interest period displayed on the “CDOR Page” of Reuter Monitor Money Rates Service, plus 1.05%, plus (ii) an applicable margin ranging from 0.75% to 1.25% depending on the Company’s “availability ratio” (as defined below);

(c) a base rate for Canadian dollar-denominated loans under the Canadian facility equal to the sum of (i) the base rate announced by Bank of America (Canada) in Toronto, Ontario from time to time, plus (ii) an applicable margin ranging from 0.75% to 1.25% depending on the Company’s “availability ratio” (as defined below);

(d) a BA rate for Canadian dollar-denominated loans under the Canadian facility equal to the sum of (i) the average rate applicable to Canadian Dollar Bankers’ Acceptances with a one-month interest period displayed on the “CDOR Page” of Reuter Monitor Money Rates Service, plus .05%, plus (ii) an applicable margin ranging from 1.75% to 2.25% depending on the Company’s “availability ratio” (as defined below);

(e) a LIBOR rate for loans under the U.S. facility or U.S. dollar-denominated loans under the Canadian facility equal to the sum of (i) (A) the London interbank offered rate administered by ICE Benchmark Administration Limited for U.S. dollars and the relevant period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or (B) if such rate is not available, the interest rate at which U.S. dollar deposits in the approximately equivalent amount would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market, in either case rounded up to the nearest 1/16th of a percent, plus (ii) an applicable margin ranging from 1.75% to 2.25% depending on the Company’s “availability ratio” (as defined below). If the Board of Governors imposes a reserve percentage with respect to LIBOR deposits, then the rate will be divided by 1 minus the reserve percentage; or

(f) a base rate for U.S. dollar-denominated loans under the U.K. facility equal to the sum of (i) the base rate with respect to U.S. dollars announced by Bank of America from time to time in the jurisdiction in which such currency is funded plus (ii) an applicable margin ranging from 1.75% to 2.25% depending on the company’s “availability ratio” (as defined below).

The Company’s “availability ratio” is the ratio, expressed as a percentage, of (a) the average daily availability under the ABL Facility to (b) the sum of the U.S., Canadian and U.K. borrowing bases, as adjusted. The applicable margin for any month will be reduced by 0.25% if the Company’s availability ratio is greater than or equal to 67% and the Company’s “leverage ratio” (as defined below) is less than 4.0 to 1.0 as of the last day of the month for which financial statements have been delivered, so long as no default or event of default exists. The Company’s “leverage ratio” is the ratio of the amount of debt for borrowed money to twelve-month trailing EBITDA (as defined in the ABL Facility), each determined on a consolidated basis.

In addition, the ABL Facility provides for monthly fees ranging from 0.25% to 0.375% of the unused portion of the ABL Facility, depending on the monthly average daily balance of revolver loans and stated amount of letters of credit relative to lenders’ commitments.

Amounts borrowed under the ABL Facility may be repaid and reborrowed from time to time. The entire outstanding principal amount (if any) is due and payable at maturity on either (a) the date that is six months prior to the maturity of the Company’s 3.75% Convertible Senior Notes due 2019, maturing August 15, 2019 or (b), if a qualifying refinancing of the Company’s 3.75% Convertible Senior Notes due 2019 has occurred at least six months prior to their maturity, then June 23, 2019.

The ABL Facility provides that the Company has the right at any time to request up to $150 million of incremental commitments under the ABL Facility. The lenders under the ABL Facility are not obliged to provide any such incremental commitments and any such increase in commitments will be subject to certain other customary conditions precedent. The Company’s ability to obtain extensions of credit under these incremental commitments is also subject to the same conditions as extensions of credit under the ABL Facility.

The ABL Facility contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on incurrence of additional debt, liens, dividends and other restricted payments, asset sales, investments, mergers, acquisitions and affiliate transactions. Events of default permitting acceleration under the ABL Facility include, among others, nonpayment of principal or interest, covenant defaults, material breaches of representations and warranties, bankruptcy and insolvency events, certain cross defaults or a change of control.

The Company will be subject to compliance with a fixed charge coverage ratio covenant evaluated on a month-end basis during, and continuing 30 days after, any period in which:

(x) the difference between (a) availability under the ABL Facility, minus (b) trade payables of borrowers and guarantors that are more than 60 days past due and book overdrafts of borrowers and guarantors in excess of historical practices;

is less than:

(y) 10% of the sum of all commitments under the ABL Facility.

All obligations of the U.S. Borrowers under the ABL Facility (the “U.S. Obligations”) are jointly and severally guaranteed by the other U.S. Borrowers and the U.S. Guarantors. All obligations of the Canadian Borrower under the ABL Facility (the “Canadian Obligations”) are jointly and severally guaranteed by the U.S. Borrowers, the U.K. Borrower and the Guarantors. All obligations of the U.K. Borrower under the ABL Facility (the “U.K. Obligations”) are jointly and severally guaranteed by the U.S. Borrowers, the Canadian Borrower and the Guarantors. The U.S. Obligations, Canadian Obligations and U.K. Obligations and guaranties are secured by a security interest in personal assets, including inventory and accounts receivable, of the Borrowers and Guarantors. Any future 50% owned U.S. subsidiaries (other than uPlay, Inc. subject to certain exceptions) will be required to guarantee the U.S. Obligations, Canadian Obligations and U.K. Obligations and to secure the guarantee with the same types of assets. Any future 50% owned Canadian subsidiaries will be required to guarantee the Canadian Obligations and the U.K. Obligations and to secure the guarantee with the same types of assets. Any future 50% owned U.K. subsidiaries will be required to guarantee the Canadian Obligations and the U.K. Obligations and to secure the guarantee with the same types of assets.

The foregoing description is qualified in its entirety by reference to the Third Amendment, a copy of which is attached as Exhibit 10.1 and incorporated by reference in its entirety in this Item 1.01.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Third Amendment, dated as of June 23, 2014, among Callaway Golf Company, Callaway Golf Sales Company, Callaway Golf Ball Operations, Inc., Callaway Golf Canada Ltd., Callaway Golf Europe Ltd., Callaway Golf Interactive, Inc., Callaway Golf International Sales Company, Callaway Golf European Holding Company Limited, Bank of America, N.A. as administrative agent and certain financial institutions as lenders, to Second Amended and Restated Loan and Security Agreement, dated as of December 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: June 26, 2014	By:	/s/ Brian P. Lynch
	Name:	Brian P. Lynch
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment, dated as of June 23, 2014, among Callaway Golf Company, Callaway Golf Sales Company, Callaway Golf Ball Operations, Inc., Callaway Golf Canada Ltd., Callaway Golf Europe Ltd., Callaway Golf Interactive, Inc., Callaway Golf International Sales Company, Callaway Golf European Holding Company Limited, Bank of America, N.A. as administrative agent and certain financial institutions as lenders, to Second Amended and Restated Loan and Security Agreement, dated as of December 22, 2011